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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                           EXTREME NETWORKS, INC.
           (Exact name of registrant as specified in its charter)



    (State of incorporation)              (I.R.S. Employer Identification No.)
           DELAWARE                                    77-0430270



(Address of principal executive offices)                (Zip Code)
         3585 Monroe Street                               95051
          Santa Clara, CA

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class              Name of each exchange on which
        to be so registered              each class is to be registered

          Not applicable                             None

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]


  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, $0.001 par value

                              (Title of class)
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     Item 1.  Description of Registrant's Securities to be Registered.

     The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, (Commission File No. 333-71921, filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

     Item 2.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

          1. Form of Agreement and Plan of Merger between Extreme Networks, a California corporation and Extreme Networks, Inc., a Delaware corporation, incorporated by reference to Exhibit 2.1 to the Registrant's Form S-1 Registration Statement.

          2. Form of Certificate of Amendment of Certificate of Incorporation of Extreme Networks, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

          3. Form of Amended and Restated Bylaws of Extreme Networks, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

          4. Second Amended and Restated Rights Agreement dated January 12, 1998, as amended, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit
               4.1 to the Registrant's Form S-1 Registration Statement.

                                  SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           EXTREME NETWORKS, INC.

Date:  April 5, 1999

                                           By:  /s/ Vito E. Palermo
                                              --------------------------
                                              Vito E. Palermo
                                              Chief Financial Officer
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                                 EXHIBIT INDEX



  Exhibit                          Description
  -------                          -----------

     1 Form of Agreement and Plan of Merger between Extreme Networks, a California corporation and Extreme Networks, Inc., a Delaware corporation, incorporated by reference to Exhibit 2.1 to the Registrant's Form S-1 Registration Statement.

     2        Form of Certificate of Amendment of Certificate of
              Incorporation of Extreme Networks, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

     3 Form of Amended and Restated Bylaws of Extreme Networks, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

     4        Second Amended and Restated Rights Agreement dated
              January 12, 1998, as amended, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.